interclick Announces Q3 Results

Innovative Technology Drives Record Performance
84% Revenue Growth and 192% Increase in EBITDA
Full Year Business Outlook Increased

NEW YORK – November 2, 2010 – interclick, inc. (NASDAQ: ICLK) announced today its financial results for the third quarter ended September 30, 2010.

Revenue was $26.4 million in Q3 2010, a quarterly record and 84% year-over-year increase.  Growth was attributed to higher campaign revenue from both existing and new clients seeking interclick’s data-driven solution.

Gross profit was $12.2 million in Q3 2010, an all-time high and up 68% year-over-year.  Gross profit margin was 46.0%, up 160 basis points sequentially from the second quarter period.

EBITDA, a non-GAAP measure, was a record $4.1 million in Q3 2010, representing a margin of 15.5%, also an all-time high.  EBITDA exceeded interclick’s previous guidance due to higher revenue and slightly higher gross profit margin than previously anticipated, and incremental operating efficiencies achieved as a result of interclick’s innovative platform capabilities.

Operating income was $2.9 million, net income was $1.2 million, and earnings per share was $0.05 in Q3 2010. Operating expenses increased 41% year-over-year to support the growth of interclick’s business, but as a percentage of revenue declined to record low of 35.0%.  Income tax expense of $1.5 million was based on the Company’s estimated effective tax rate of 54% for the first nine months of 2010.

“Our business continues to greatly outpace the IAB’s most recently reported industry growth rates, and we’re rapidly improving profitability in the process,” said Michael Mathews, interclick’s CEO.  “The Company’s financial profile has never been stronger.”

“An ongoing commitment to technological innovation and operational excellence is fueling our success,” added Michael Katz, interclick’s President and CEO-Designee. “This has also provided the groundwork for an outstanding fourth quarter and a very promising 2011.”

The Company ended the quarter with $12.3 million in cash and cash equivalents, of which $1.3 million is restricted.  As of September 30, 2010, interclick had 23.8 million shares outstanding and 30.4 million fully-diluted shares outstanding.

According to the IAB Internet Advertising Revenue Report published on October 12, 2010, display-related advertising revenues increased 15.8% in Q2 2010 from the prior year period.  A copy of the full report is available at www.iab.net.

Business Outlook

The Company expects 2010 revenue to exceed $98 million, growing year-over-year by at least 77%, and reflecting an increase from previous guidance of $90 million.  interclick estimates 2010 EBITDA will be approximately $12.8 million, growing year-over-year by approximately 177%, and reflecting an increase from previous guidance of $9 million.  The Company projects Q4 revenue and EBITDA to exceed $36 million and $5.6 million, respectively.

Conference Call

interclick will host a conference call to discuss its third quarter financial results and business outlook on Tuesday, November 2, 2010, at 4:30 p.m. (EST).  The conference call can be accessed by dialing toll-free (877) 312-8818 (U.S.) or (253) 237-1185 (international).  A live audiocast of the conference call can be accessed from the Company’s website at http://ir.interclick.com/events.cfm.  A replay of the audiocast will be available through November 2, 2011.

Reclassifications

Certain amounts in the accompanying financial tables relating to prior periods have been reclassified to conform to the third quarter 2010 presentation.  Please refer to the Company’s Form 10-Q for more information.

Non-GAAP Financial Measure

interclick uses a non-GAAP financial measure in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparison. Management believes that the non-GAAP financial measure provides meaningful supplemental information regarding performance and liquidity by excluding certain expenses that may not be indicative of the performance of our core cash operations. interclick believes that both management and investors benefit from referring to this non-GAAP financial measure in assessing our performance and when planning, forecasting and analyzing future periods. interclick believes this non-GAAP financial measure is useful to investors because it allows for greater transparency with respect to key metrics used by management.

EBITDA. As is common in the industry, interclick uses EBITDA as a measure of performance to demonstrate operating income exclusive of interest, taxes, depreciation, amortization (including stock-based compensation), and other income and expense of a non-operating nature. interclick, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes certain of its decisions based on EBITDA. Since an outside investor may base its evaluation of interclick's performance on interclick's net income or loss, there is a limitation to the EBITDA measurement. EBITDA is not, and should not be considered, an alternative to net income or loss, income or loss from operations or any other measure for determining operating performance or liquidity, as determined under GAAP.

To comply with Regulation G of the Securities and Exchange Commission, interclick attached to this press release, and will post to its website at http://ir.interclick.com/index.cfm, a reconciliation of the non-GAAP measure to the nearest comparable GAAP measure that is presented in this release.

About interclick

interclick, inc. (NASDAQ: ICLK) is a technology company providing solutions for data-driven advertising.  Combining scalable media execution capabilities with analytical expertise, interclick delivers exceptional results for marketers.  The Company’s proprietary Open Segment Manager (OSM) platform organizes and valuates billions of data points daily to construct the most responsive digital audiences for major digital marketers.  For more information, visit http://www.interclick.com.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including fourth quarter and full year 2010 revenue and EBITDA outlook and growth.  Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “projects,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the impact of intense competition, the continuation or worsening of current economic conditions, a potential decrease in corporate advertising spending, a potential decrease in consumer spending and the condition of the domestic and global credit and capital markets.

Further information on our risk factors is contained in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2009.  Any forward-looking statement speaks only as of the date on which it is made.  Factors or events that could cause our actual results to differ may emerge from time-to-time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact	Investor Relations Contact

Roger Clark, CFO	Brett Maas, Hayden IR
(646) 395-1776	(646) 536-7331
roger.clark@interclick.com	brett@haydenir.com

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Page 4 of 4 (Financial Tables Attached)

interclick, inc. and Subsidiary	For the Three	For the Three	For the Nine	For the Nine
Condensed Consolidated Statements of Operations	Months Ended	Months Ended	Months Ended	Months Ended
Unaudited	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009

Revenues	$26,442,854	$14,395,236	$62,304,594	$33,467,213
Cost of revenues	14,292,265	7,141,926	34,145,933	17,498,860
Gross profit	12,150,589	7,253,310	28,158,661	15,968,353

Operating expenses:
General and administrative	4,143,866	3,348,581	11,248,139	7,921,964
Sales and marketing	3,563,827	2,320,507	8,767,724	5,471,950
Technology support	1,517,621	862,535	4,276,561	2,244,417
Amortization of intangible assets	39,500	49,760	118,500	149,280
Total operating expenses	9,264,814	6,581,383	24,410,924	15,787,611

Operating income from continuing operations	2,885,775	671,927	3,747,737	180,742

Other income (expense):
Interest income	7,682	-	24,701	12
Warrant derivative liability income (expense)	-	(274,725)	21,413	(506,786)
Loss on sale of available-for-sale securities	-	-	-	(36,349)
Other than temporary impairment of available-for-sale securities	(126,080)	-	(584,618)	-
Interest expense	(19,429)	(245,854)	(196,375)	(486,127)
Total other expense	(137,827)	(520,579)	(734,879)	(1,029,250)

Income (loss) from continuing operations before income taxes	2,747,948	151,348	3,012,858	(848,508)

Income tax expense	(1,502,417)	-	(1,641,543)	-

Income (loss) from continuing operations	1,245,531	151,348	1,371,315	(848,508)

Loss from discontinued operations	-	-	-	(1,220)

Net income (loss)	1,245,531	151,348	1,371,315	(849,728)

Other comprehensive income (loss):
Unrealized loss on available-for-sale-securities	(105,653)	-	(584,618)	(899,999)
Reclassification adjustments for losses included in net income (loss):
Loss on sale of available-for-sale securities	-	-	-	36,349
Other than temporary impairment of available-for-sale securities	126,080	-	584,618	-
Total other comprehensive income (loss)	20,427	-	-	(863,650)

Comprehensive income (loss)	$1,265,958	$151,348	$1,371,315	$(1,713,378)

Basic earnings (loss) per share	$0.05	$0.01	$0.06	$(0.04)

Diluted earnings (loss) per share	$0.05	$0.01	$0.06	$(0.04)

Weighted average number of common shares:
Basic	23,750,068	20,628,042	23,681,188	19,578,110
Diluted	24,620,768	22,399,847	24,748,108	19,578,110

Reconciliation of GAAP to non-GAAP measure:

Operating income	$2,885,775	$671,927	$3,747,737	$180,742
Stock-based compensation	978,496	600,141	2,800,566	1,953,884
Amortization of intangible assets	39,500	49,760	118,500	149,280
Depreciation	182,370	77,917	502,726	225,281
EBITDA	$4,086,141	$1,399,745	$7,169,528	$2,509,187

interclick, inc. and Subsidiary
Condensed Consolidated Balance Sheets
Unaudited	September 30, 2010	December 31, 2009

Current Assets:
Cash and cash equivalents	$10,992,013	$12,653,958
Restricted cash	998,097	-
Accounts receivable, net of allowance	30,135,090	21,631,305
Line of credit reserve	-	1,052,167
Deferred taxes, current portion	828,950	955,471
Prepaid expenses and other current assets	377,086	367,183
Total current assets	43,331,236	36,660,084

Restricted cash	296,090	-
Property and equipment, net	1,724,268	988,899
Intangible assets, net	302,833	421,333
Goodwill	7,909,571	7,909,571
Investment in available-for-sale securities	119,741	715,608
Deferred line of credit costs, net	122,570	4,972
Deferred taxes, net of current portion	3,118,416	2,579,568
Other assets	207,573	192,179

Total assets	$57,132,298	$49,472,214

Current liabilities:
Accounts payable	$12,833,212	$10,934,236
Accrued expenses	3,227,108	3,164,044
Line of credit payable	5,200,000	5,260,834
Income taxes payable	790,375	515,306
Obligations under capital leases, current portion	351,810	161,940
Deferred rent, current portion (includes cease-use liability)	86,440	3,508
Warrant derivative liability	-	69,258
Total current liabilities	22,488,945	20,109,126

Obligations under capital leases, net of current portion	514,114	338,562
Deferred rent (includes cease-use liability)	632,102	83,823

Total liabilities	23,635,161	20,531,511

Stockholders’ equity:
Preferred stock, $0.001 par value	-	-
Common stock, $0.001 par value	23,837	23,633
Additional paid-in capital	45,414,208	42,229,293
Accumulated deficit	(11,940,908)	(13,312,223)

Total stockholders’ equity	33,497,137	28,940,703

Total liabilities and stockholders’ equity	$57,132,298	$49,472,214

interclick, inc. and Subsidiary	For the Nine	For the Nine
Condensed Consolidated Statements of Cash Flows	Months Ended	Months Ended
Unaudited	September 30, 2010	September 30, 2009

Cash flows from operating activities:
Net income (loss)	$1,371,315	$(849,728)
Add back loss from discontinued operations	-	1,220
Income (loss) from continuing operations	1,371,315	(848,508)
Adjustments to reconcile net income (loss) from continuing
operations to net cash used in operating activities:
Stock-based compensation	2,800,566	1,953,884
Other than temporary impairment of available-for-sale securities	584,618	-
Depreciation and amortization of property and equipment	502,726	225,281
Amortization of intangible assets	118,500	149,280
Provision for bad debts	103,241	(87,084)
Amortization of deferred line of credit costs	8,243	24,972
Deferred tax benefit	(412,327)	-
Warrant derivative liability expense	(21,413)	506,786
Loss on sale of available-for-sale securities	-	36,349
Amortization of debt discount	-	12,000
Changes in cash attributable to changes in operating assets and liabilities:
Accounts receivable	(8,607,026)	(7,268,876)
Prepaid expenses and other current assets	(9,903)	(155,341)
Other assets	(15,394)	(515)
Accounts payable	1,898,976	2,219,724
Accrued expenses	25,564	1,521,435
Income taxes payable	275,069	-
Deferred rent	548,141	13,573
Net cash used in operating activities	(829,104)	(1,697,040)

Cash flows from investing activities:
Proceeds from sale of available-for-sale securities	11,250	21,429
Payments for restricted cash	(1,294,187)	-
Purchases of property and equipment	(659,425)	(86,851)
Net cash used in investing activities	(1,942,362)	(65,422)

Cash flows from financing activities:
Proceeds from current line of credit	5,200,000	-
Proceeds from stock options and warrants exercised	336,707	15,200
(Repayments to) proceeds from former line of credit, net	(4,208,667)	1,893,593
Payments of deferred line of credit costs	(88,341)	-
Principal payments on capital leases	(130,178)	(8,108)
Proceeds from common stock and warrants issued for cash	-	2,257,000
Principal payments on notes payable	-	(400,000)
Net cash provided by financing activities	1,109,521	3,757,685

Net cash used in discontinued operations	-	(250,000)

Net (decrease) increase in cash and cash equivalents	(1,661,945)	1,745,223

Cash and cash equivalents at beginning of period	12,653,958	183,871

Cash and cash equivalents at end of period	$10,992,013	$1,929,094

Supplemental disclosure of cash flow information:

Interest paid	$232,447	$412,364
Income taxes paid	$1,693,535	$-

Non-cash investing and financing activities:
Property and equipment acquired through capital leases	$495,600	$-
Leasehold improvements increased for deferred rent	$83,070	$-
Reclassification of warrant derivative liability to equity upon expiration of price protection	$47,846	$-
Deferred line of credit costs included in accrued expenses	$37,500	$-
Unrealized loss on available-for-sale-securities	$-	$863,650
Issuance of common stock to eliminate or modify price protection for warrants	$-	$508,497
Issuance of common stock for services rendered	$-	$124,000
Issuance of common stock to pay accrued interest payable	$-	$13,266
Issuance of common stock to extend debt maturity date	$-	$12,000